Exhibit 10.73
STOCKHOLDERS’ AGREEMENT
This STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into as of May 29, 2012, by and among Thomas Properties Group, Inc., a Delaware corporation (the “Company”); James A. Thomas, Maguire Thomas Partners-Philadelphia, Ltd., Thomas Investment Partners, Ltd., Maguire Thomas Partners-Commerce Square II, Ltd., Thomas Partners, Inc., Thomas-Pastron Family Partnership, L.P., The Lumbee Clan Trust and Thomas Master Investments, LLC (each, an “Initial Thomas Stockholder” and collectively the “Initial Thomas Stockholders”); and MIRELF IV TPGI, LLC, a Delaware limited liability company, and MIRELF IV TPGI II, LLC, a Delaware limited liability company (each, an “Initial Investor” and together, the “Initial Investors”).
BACKGROUND
A.    The Initial Investors and the Company are entering into a Common Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), which provides, among other things, for the issuance and sale by the Company to the Initial Investors of the Purchased Shares (as defined below).
B.    Each of the Initial Thomas Stockholders is the record holder and beneficial owner of the number and type of shares of Capital Stock (as defined below) indicated on Exhibit A hereto.
C.    In consideration of the execution of the Purchase Agreement by and among the Initial Investors and the Company and the mutual covenants and obligations contained herein and therein, and as an inducement and a condition to the willingness of the Initial Investors to enter into the Purchase Agreement, each Initial Investor and each Thomas Stockholder (in his, her or its capacity as such) has agreed to vote the Shares held by him, her or it, and to certain other obligations, as set forth herein.
AGREEMENT
The parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS

1.1    Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)    “Additional Conditional Liability” has the meaning set forth in Section 2.5(d).
(b)    “Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person.
(c)    “ATM Program” means the Company’s “at the market” stock offering program first established in April 2010, or any successor or replacement “at the market” program.
(d)    “beneficial owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act (and phrases such as “beneficially own” have correlative meanings).
(e)    “Board” has the meaning set forth in Section 2.2(a).
(f)    “Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of California or the State of New York are authorized or required by law or other governmental action to close.
(g)    “Capital Stock” means, whether now outstanding or hereafter issued in any context, (i) shares of Common Stock, (ii) shares of the Limited Voting Stock, par value $0.01, of the Company (“Limited Voting Stock”), (iii) shares of any class or series of stock issued by the Company that regularly votes in the election of directors after the date hereof, and (iv) any shares of voting stock issued by the Company in respect or replacement of any of the foregoing.
(h)    “Closing Date” shall have the meaning given to such term in the Purchase Agreement.
(i)    “Code” means the Internal Revenue Code of 1986, as amended.
(j)     “Common Stock” means the common stock, par value $0.01 per share, of the Company.
(k)    “Company Sale” means (i) a merger, reorganization, consolidation or other business combination to which the Company is a party if the stockholders of the Company immediately prior to the effective date of such merger, reorganization, consolidation or other business combination have aggregate beneficial ownership of voting securities representing less than sixty percent (60%) of the Total Voting Power of the surviving corporation following such merger, reorganization, consolidation or other business combination; (ii) a sale, exchange, transfer or conveyance of all or substantially all the assets of the Company in a single transaction or series of related transactions; or (iii) a liquidation or dissolution of the Company.

(l)    “Contribution Agreements” means the Contribution Agreement (One Commerce Square), by and among TPG Parties (as defined therein) and BOP Parties (as defined therein), dated as of August 24, 2010 and the Contribution Agreement (Two Commerce Square), by and among TPG Parties (as defined therein) and BOP Parties (as defined therein), dated as of August 24, 2010.
(m)     “Control” means, as to any Person, the possession of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The verb “Control” and the term “Controlled” have the correlative meanings.
(n)    “Covered Transferee” means Thomas, the Thomas Children, their respective descendants, spouses or former spouses, in-laws, nieces, nephews, any Person where substantially all of the equity interests are beneficially owned by any of the foregoing, any trust where substantially all of the beneficiaries of such trust are any of the foregoing or any Person who the Investors consents, in their sole discretion to treat as a Covered Transferee, in each case, to which or to whom Thomas Stockholder Shares are Transferred after the date hereof and which or who agrees to be bound by this Agreement.
(o)     “Derivative Securities” means any securities, options, warrants or other rights that are or may become, directly or indirectly, convertible into, or exercisable or exchangeable for Capital Stock.
(p)    “Direct Purchase Securities” has the meaning set forth in Section 2.10(d).
(q)    “Excluded Issuances” has the meaning set forth in Section 2.10(b).
(r)    “Fundamental Transaction” means any material sale of assets by the Company, or any merger, consolidation, liquidation or other reorganization or restructuring transaction concerning the Company or its Common Stock.
(s)    “HSR Act” has the meaning set forth in Section 2.10(f).
(t)    “Investment Manager” means any general partner, managing member, trustee or investment advisor who manages an Investor’s investment in the Company.
(u)    “Investor” and “Investors” mean the Initial Investors and any Investor Affiliate Transferee.
(v)    “Investor Affiliate Transferee” means any Person (i) to which or to whom Purchased Shares or Direct Purchase Securities are Transferred, (ii) after giving effect to such Transfer, is an Investment Manager or has Investment Managers that are under common Control with the other Investors or with the Investment Manager of the other Investors, and (iii) which or who agrees to be bound by this Agreement.

(w)    “Investor Designee” has the meaning set forth in Section 2.2(a).
(x)    “Investor Participation Notice” has the meaning set forth in Section 2.10(d).
(y)    “Lien” means any lien, encumbrance, pledge, hypothecation or other grant of security interest.
(z)    “Minimum Voting Power Event” means the first date after the Closing Date on which the Investors do not beneficially own, in the aggregate, Capital Stock, excluding any shares of Capital Stock beneficially owned, directly or indirectly, by the Investors immediately prior to the Closing Date, representing at least 10% of the Total Voting Power of the Company.
(aa)    “New Securities” means, collectively, Capital Stock, Derivative Securities and/or any other equity security of the Company issued by the Company after the Closing Date, in each case other than Capital Stock, Derivative Securities or other equity securities of the Company issued in Excluded Issuances under Section 2.10(b) of this Agreement.
(bb)    “Operating Partnership” means Thomas Properties Group, L.P., a Maryland limited partnership.
(cc)    “OP Units” means the partnership units of the Operating Partnership.
(dd)    “Partner” means the owner of a Partnership Interest in the Partnerships.
(ee)    “Partnership Interest” means the entire partnership interest of a partner in either of the Partnerships, including any and all benefits and obligations of such partner with respect to the Partnerships.
(ff)    “Partnership Agreements” means the Amended and Restated Limited Partnership Agreement of Philadelphia Plaza-Phase II, LP, and the Second Amended and Restated Limited Partnership Agreement for Commerce Square Partners-Philadelphia Plaza, LP.
(gg)    “Partnerships” means the entities governed by the Partnership Agreements.
(hh)    “Person” means any individual, firm, corporation, partnership, company, limited liability company, division, trust, joint venture, association, governmental authority or other entity or organization.
(ii)    “Preemptive Issuance” has the meaning set forth in Section 2.10(a).

(jj)    “Preemptive Issuance Notice” has the meaning set forth in Section 2.10(c).
(kk)    “Preemptive Purchase Price” has the meaning set forth in Section 2.10(a).
(ll)    “Pro Rata Percentage” means, as of the time of determination, a fraction (expressed as a percentage), (x) the numerator of which is the number of Purchased Shares and Direct Purchase Securities then owned by the Investors and (y) the denominator of which is the Total Fully-Diluted Common Equity.
(mm)    “Property” has the meaning set forth in Section 2.9(b).
(nn)    “Proposed Transfer Notice” means a written notice from a Thomas Stockholder setting forth the material terms and conditions of a Tag-Along Transfer, including price, form of consideration and the number of Shares covered thereby and accompanied by copies of any agreements related thereto.
(oo)    “Prospective Transferee” means any Person to whom a Thomas Stockholder proposes to make a Tag-Along Transfer.
(pp)    “Proxy Expiration Date” means, (i) with respect to each proxy granted herein by a Thomas Stockholder, the date upon which the obligations of such Thomas Stockholder under Sections 2.1 and 2.2 shall have expired or terminated, and (ii) as to any Restricted Investor Shares with respect to the proxy granted herein by an Investor, the date upon which the obligations of such Investor under Section 2.3 shall have expired or terminated with respect to such Restricted Investor Shares.
(qq)    “Purchase Agreement” has the meaning set forth in the Recitals.
(rr)    “Purchase and Sale Agreement” has the meaning set forth in Section 2.5(d).
(ss)    “Purchased Shares” means 8,695,653 shares of Common Stock issued to the Initial Investors pursuant to the Purchase Agreement on the Closing Date, as the same may be adjusted from time to time to reflect any stock split, subdivision, dividend or distribution payable in shares of Capital Stock (or any Derivative Securities), or other shares of Capital Stock issued in exchange therefor, at any time after the Closing Date.
(tt)    “Qualified Transferee” means any charitable foundation, organization or other successor owner who qualifies as a tax-exempt entity under Section 501(c)(3) of the Code or such other provisions of the Code applicable to any such tax-exempt foundation, organization or other entity, including without limitation, the Thomas Family Foundation, education institutions, endowments, hospitals, other health care organizations or research institutions, to which Thomas Stockholder Shares are Transferred after the date hereof in compliance with the terms of this Agreement.
(uu)    “Registration Rights Agreement” means the Registration Rights Agreement being entered into by and among the Company and the Initial Investors on the date hereof.
(vv)    “REIT” has the meaning set forth in Section 2.6.
(ww)    “Restricted Investor Shares” has the meaning set forth in Section 2.3.
(xx)    "Shares" means, with respect to a Thomas Stockholder, the Thomas Stockholder Shares, or, with respect to the Investors, the Purchased Shares and Direct Purchase Securities (if any).
(yy)    "Stockholder" means any Thomas Stockholder or any Investor.
(zz)    “Tag-Along Right” means the right, but not an obligation, of an Investor to participate in a Tag-Along Transfer on the terms and conditions (subject to Section 2.5(d)) specified in a Proposed Transfer Notice.
([[)    “Tag-Along Transfer” means any Transfer proposed to be effected by a Thomas Stockholder, excluding (i) any Transfer on a national securities exchange which Transfer is not to a pre-arranged buyer, (ii) any Transfer to a Covered Transferee, (iii) any Transfer to a Qualified Transferee, and (iv) the first 4,000,000 Shares, in the aggregate, to be Transferred by the Thomas Stockholders after the date of this Agreement.
(aaa)    “Tag-Along Shares” means, in the aggregate, the shares of Capital Stock proposed to be sold by the Transferring Stockholders in a Tag-Along Transfer.
(bbb)    “Thomas” means Mr. James A. Thomas.
(ccc)    “Thomas Children” means Sherri Pastron and Suzanne Thomas.
(ddd)    “Thomas Ownership Event” means, the first time that the Thomas Stockholders, collectively, beneficially own or Control shares of Capital Stock representing less than 10% of the Total Voting Power of the Company.
(eee)    “Thomas Stockholder” means the Initial Thomas Stockholders and each Covered Transferee.
(fff)    “Thomas Stockholder Shares” means all shares of Capital Stock beneficially owned or Controlled by the Thomas Stockholders.

(ggg)    “Total Fully-Diluted Company Equity” shall mean, as of any date of determination, the total number of shares of the Company’s Capital Stock outstanding, including for such purpose all outstanding OP Units not paired with Limited Voting Stock and vested incentive units of the Operating Partnership that may be redeemed by the Operating Partnership in exchange for shares of Common Stock, together with all outstanding Derivative Securities (without duplication) of the Company to the extent exercisable, convertible or exchangeable into Common Stock within 60 days of such date of determination.
(hhh)    “Total Voting Power” shall mean, with respect to the Company, the total number of votes which may be cast in the election of members of the board of directors if all securities entitled to vote generally in the election of such directors are present and voted. For avoidance of doubt, the Total Voting Power shall include the votes of shares of Limited Voting Stock, if any.
(iii)     “Transaction Documents” means this Agreement, the Registration Rights Agreement and the Purchase Agreement, in each case including the schedules, annexes and exhibits attached hereto or thereto, and each of the other agreements or instruments entered into or executed by the parties hereto in connection with the transactions contemplated by this Agreement.
(jjj)    “Transfer” means any assignment, sale, or other direct or indirect transfer of ownership (or economic benefits of ownership) of Shares; provided, that the granting of a Lien is not a Transfer until such Lien is foreclosed or another Transfer occurs in connection with such Lien, including through the enforcement of such Lien or a Transfer in lieu of any enforcement action; and provided further, that any assignment, sale or other direct or indirect transfer of ownership (or economic benefits of ownership) by a beneficiary, shareholder, limited partner or non-managing member, directly or indirectly, of any Person that is an Investor that is managed by an Investment Manager shall not be deemed a Transfer.
(kkk)    “Transferor” has the meaning set forth in Section 2.9(b).
(lll)    “Transferring Stockholder” or “Transferring Stockholders” has the meaning set forth in Section 2.5(a).
(mmm)    “Underwriter Fees” has the meaning set forth in Section 2.10(a).
ARTICLE 2
AGREEMENT TO VOTE OR CONSENT

2.1    Vote Neutralization. Subject to Section 2.1(b) and Section 2.1(c), for the time period commencing on the sixth (6th) anniversary of the Closing Date, and ending on the ninth (9th) anniversary of the Closing Date, the provisions in Section 2.1(a) shall be in effect.
(a)    Subject to Section 2.9, at any annual or special meeting of holders of

Capital Stock of the Company (however noticed or called), or in any action for written consent by such holders, at which any Company Sale is submitted for the approval of such holders, each Thomas Stockholder shall vote all of its respective Thomas Stockholder Shares, or cause all such Thomas Stockholder Shares to be voted, in a manner that is in direct proportion to the manner in which the other holders of Capital Stock entitled to vote thereon and voting in respect of such Company Sale transaction cast their votes (including, for this purpose, any abstentions and “withhold” votes, and treating broker non-votes and other shares not present and voting as if the relevant shares were voted as abstentions). For example, if votes are submitted with respect to 80% of the voting power of the shares of Capital Stock held by other stockholders, and 70% of those 80% are voted in favor of the Company Sale, 20% of the 80% are voted against the Company Sale and 10% of the 80% abstain, then the Thomas Stockholders would vote 56% of their shares in favor of the Company Sale, 16% against the Company Sale, and abstain with respect to 28%. From time to time before the scheduled date for any such meeting at the request of Investor, the Company shall inform Investor of the voting tabulations (including, for this purpose, all votes “for” or “against” and all “abstentions” and “withhold” votes) for such meeting (it being understood and agreed by the parties that the Company shall request the proxy solicitation firm engaged by it, if any, in connection with such meeting to provide such tabulations directly to Investor from time to time as such tabulations are provided to the Company) for the purpose of facilitating the obligations and agreements to vote the Thomas Stockholder Shares in accordance with the requirements of this Section 2.1(a); provided, however, that the failure of the Company to obtain, or the Investors to receive, voting tabulations on a daily basis pursuant to this Section 2.1(a) shall not relieve any Thomas Stockholder of his, her or its obligation to vote any such Thomas Stockholder Shares as provided in this Section 2.1(a). For so long as this Section 2.1(a) is in effect, each Thomas Stockholder agrees not to take any action (or omit to take any action), or enter into any transaction, contract, agreement, arrangement, plan, commitment or understanding with any Person, to vote, give instructions with respect to or grant a proxy or proxies in any manner inconsistent with or in violation of the provisions of this Section 2.1(a). Nothing in this Agreement shall be deemed to restrict or prohibit Thomas from expressing his views with respect to any proposed Company Sale.
(b)    The provisions in Section 2.1(a) shall not apply if, and shall terminate automatically and be of no further force and effect, from and after the earlier of (i) the occurrence of a Minimum Voting Power Event and (ii) the last day of the six-month period ending immediately prior to the sixth (6th) anniversary of the Closing Date if the volume-weighted average price of the Common Stock for such six-month period, as reported by Bloomberg, equals or exceeds $12.50 per share; provided that the $12.50 price referenced in the preceding clause shall be reduced to $10.00 per share if the average daily trading volume of the Common Stock during such six-month period, as reported by the NASDAQ Global Market or such other national securities exchange constituting the principal exchange on which the Common Stock is then traded, is at least 500,000 shares.
(c)    The provisions of Section 2.1(a) shall not apply with respect to any Fundamental Transaction (i) proposed by an Investor, directly or indirectly, alone or as part of a “group” (within the meaning of Section 13(d)(3) of the Exchange Act), or (ii) proposed by a

Person other than an Investor if any Investor, or any Affiliates or representatives of an Investor shall have publicly supported or advocated support of such proposed Fundamental Transaction, or if an Investor has otherwise made its views as to such Fundamental Transaction publicly known through means of public communications or filings with the Securities and Exchange Commission or otherwise.
(d)    No Thomas Stockholder shall Transfer any Thomas Stockholder Shares to any Covered Transferee unless, as a condition precedent of such Transfer, such Covered Transferee agrees in writing to be bound by this Agreement as a Thomas Stockholder. Any Transfer of Thomas Stockholder Shares not made in compliance with the requirements of this Section 2.1(d) shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. For the avoidance of doubt, this Agreement shall not apply to, and the provisions of this Section 2.1(d) need not be observed with respect to, any Qualified Transferee or, except with respect to obligations of Thomas Stockholders under Section 2.5, any other transferee of the Thomas Stockholder Shares other than a Covered Transferee.
(e)    No Thomas Stockholder shall grant any Lien with respect to any Thomas Stockholder Shares unless, as a condition precedent of the granting of such Lien (i) such Thomas Stockholder retains the right to comply with Sections 2.1(a), 2.1(d), 2.2(d), 2.4 and 2.5 of this Agreement, (ii) if such Lien is foreclosed or a Transfer of Thomas Stockholder Shares occurs in connection with such Lien, including through enforcement of such Lien or a Transfer in lieu of any enforcement action and the agreement granting such Lien so provides, such Transfer is subject to Section 2.5, unless the Lien is in favor of an unaffiliated financial institution made in connection with a bona fide loan to such Thomas Stockholder and (iii) a copy of any such Lien and any related financing documents is provided to the Investors.
2.2    Board Composition.
(a)    During the term of this Agreement, Investors holding a majority in interest of the Investors’ Shares shall have the right to designate either Ronald Dickerman, Brad Carroll, or another qualified person reasonably acceptable to the Board of Directors (the “Board”) of the Company (such person so designated being the “Investor Designee”), for nomination to serve on the Board.
(b)    At least five (5) Business Days prior to the Closing Date, the Investors shall provide written notice to the Company of its initial selection for the Investor Designee, together with all information set forth in Section 2.6 of the Company’s Bylaws and such other information as the Company shall reasonably request.
(c)    On or prior to the Closing Date, the Investor Designee will have been recommended by the Nominating and Governance Committee of the Board to the full Board for nomination as a director of the Company. The Company shall, at the first scheduled Board meeting on or after August 1, 2012 (but in no event later than August 31, 2012), have the Board take such corporate action as is necessary to elect the Investor Designee to the Board, subject to applicable law. So long as the Minimum Voting Power Event shall not have occurred, the Company shall maintain the size of the Board so as to permit the appointment or election of the Investor Designee, subject to applicable law. The Company shall, beginning with the 2013 Annual Meeting of Stockholders and continuing during the term of this Agreement so long as the Minimum Voting Power Event has not occurred, subject to applicable law, include in the slate of nominees recommended by the Board to stockholders, and included in the related Company proxy statement, for election to the Board at any annual meeting of stockholders of the Company, one Investor Designee. At the written request of Investors holding a majority in interest of the Investors’ Shares, at any time between annual meetings when the director seat to which the Investor Designee was elected at the last annual meeting is vacant, the Company shall cause another Investor Designee to be appointed, subject to applicable law, to fill such vacant seat. From the Closing Date until the date that the Investor Designee has been appointed to the Board, the Investor Designee shall be entitled to attend any meetings of the Board as an observer and to receive copies of all notices, minutes, consents and other materials that the Company provides to the Board.
(d)    At any meeting of stockholders of the Company beginning with the 2013 Annual Meeting of Stockholders (however noticed or called), and in any action by written consent of holders of Capital Stock to elect directors of the Company, at which an Investor Designee is proposed for election to the Board, each Thomas Stockholder shall vote all Thomas Stockholder Shares then outstanding, or cause all such Thomas Stockholder Shares to be voted, in favor of the election of such Investor Designee (but only one Investor Designee) to the Board. In addition, each Thomas Stockholder agrees to vote all Thomas Stockholder Shares, or cause all such Thomas Stockholder Shares to be voted, from time to time and at all times, in whatever manner as shall be necessary to ensure that upon the written request of the Investors holding a majority in interest of the Investors’ Shares, any Investor Designee then serving as a director on the Board (the “Investor Director”) shall be removed.
(e)    Except as prohibited by applicable law or stock exchange rules, any Investor Director shall be appointed to sit on at least two committees of the Board, to be selected by the Investor Director from time to time (but in no event more frequently than annually, unless the Company materially changes the duties of any such committees more frequently).
(f)    The provisions in this Section 2.2 shall not apply, and shall terminate automatically and be of no further force or effect, from and after the occurrence of the Minimum Voting Power Event.
2.3    Voting of Investor’s Shares. From and after the Closing Date, all of the Purchased Shares, if any, that remain subject to the Transfer restrictions contained in Section 2.6 of this Agreement and prior to the date that is thirty-six (36) months following the Closing Date, all of the Direct Purchase Securities (as defined below), if any, that are then held by an Investor, in each case, at the time of any such vote, consent or other action (such shares, the “Restricted Investor Shares”), shall be voted by the Investors, or the Investors shall cause such Restricted

Investor Shares to be voted, from time to time and at all times, in whatever manner such Restricted Investor Shares may be voted, in accordance with the written instructions of Thomas (or if Thomas is no longer alive, holders of 66-2/3% of the Thomas Stockholder Shares), provided, however, that in connection with any meeting of stockholders of the Company (however noticed or called), at which an Investor Designee is proposed for election to the Board, such written instructions shall specify that such Restricted Investor Shares are to be voted in favor of the election to the Board of the Investor Designee. This Section 2.3 shall terminate automatically, and be of no further force or effect, from and after the occurrence of a Thomas Ownership Event.
2.4    Mutual Grant of Proxy.
(a)    Subject to Section 2.3 and the last sentence of this Section 2.4(a), by execution of this Agreement, (a) until the Proxy Expiration Date applicable to the Thomas Stockholders, each Thomas Stockholder does hereby appoint, and each Covered Transferee shall appoint, Ronald Dickerman, or any other Person designated by Investors holding a majority in interest of the Investors’ Shares in writing in place of Ronald Dickerman, with full power of substitution and resubstitution, as such Thomas Stockholder’s true and lawful attorney and irrevocable proxy, to the fullest extent of Thomas Stockholder’s rights with respect to the Thomas Stockholder Shares, to vote each of such Thomas Stockholder Shares solely with respect to the matters set forth in Sections 2.1 and 2.2 hereof, and (b) until the Proxy Expiration Date applicable to an Investor, each Initial Investor does hereby appoint, and each Investor shall appoint, Thomas, or any other Person designated in writing in place of Thomas by (i) Thomas, so long as he is alive, or (ii) if Thomas is no longer alive, the holders of 66-2/3% of the Thomas Stockholder Shares then outstanding, with full power of substitution and resubstitution, as such Investor’s true and lawful attorney and irrevocable proxy, to the fullest extent of such Investor’s rights with respect to the Restricted Investor Shares, to vote each of such Restricted Investor Shares. Each Thomas Stockholder and each Investor intends the proxies granted herein to be irrevocable and coupled with an interest hereunder until the applicable Proxy Expiration Date, and hereby revokes any proxy previously granted by such Person to the extent inconsistent with the proxies granted hereby.
(b)    Except as otherwise permitted by this Agreement or by order of a court of competent jurisdiction, prior to the Proxy Expiration Date, no Stockholder will commit any act that could restrict or affect its legal power, authority, and right to vote all of its Shares or otherwise prevent or disable it from performing any of his obligations under this Agreement. Without limiting the generality of the foregoing, except for this Agreement and as otherwise permitted by this Agreement, no Stockholder shall enter into any voting agreement with any person or entity with respect to any of its Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to such Shares, deposit any of such shares in a voting trust, or otherwise enter into any agreement or arrangement with any person or entity limiting or affecting its legal power, authority, or right to vote such Shares as set forth herein.
2.5    Tag Along Rights. This Section 2.5 shall only apply during the period from the date hereof through the sixth (6th) anniversary of the Closing Date and shall terminate automatically upon the consummation of a Company Sale that is approved by the requisite stockholders of the Company. No Thomas Stockholder shall seek to evade the requirement of this Section 2.5 by structuring any sale of Thomas Stockholder Shares by a direct or indirect sale of interests in a Thomas Stockholder other than such sales to a Covered Transferee.
(a)    Notice. At least ten (10) days prior to the consummation of any Tag-Along Transfer, the Thomas Stockholder or Thomas Stockholders (each, a "Transferring Stockholder” and collectively the “Transferring Stockholders”) must deliver a Proposed Transfer Notice to the Investors.
(b)    Exercise of Right. Each Investor may elect to exercise its Tag-Along Right and participate on a pro rata basis in the Tag-Along Transfer as set forth in Section 2.5(c) below on the same terms and conditions specified in the Proposed Transfer Notice. If Investor desires to exercise its Tag-Along Right, it must give each Transferring Stockholder written notice to that effect within five (5) days after delivery of the Proposed Transfer Notice in accordance with Section 6.2 hereof, and upon giving such notice, the Investor shall be deemed to have effectively exercised the Tag-Along Right with respect to the number of Shares specified in its notice, subject to the limit set forth in Section 2.5(c). If an Investor fails to give such timely notice to the Transferring Stockholder, then such Investor shall be deemed to have waived its Tag-Along Right with respect to the Tag-Along Transfer described in such Proposed Transfer Notice; provided that such Tag-Along Transfer is completed within 90 days after the date of such Proposed Transfer Notice on terms not materially more favorable to the Transferring Stockholder than as set forth in the Proposed Transfer Notice (but in no event at a higher price than as set forth in the Proposed Transfer Notice). The exercise or election not to exercise any right by Investor shall not adversely affect its right to participate in any other sales of Shares subject to this Section 2.5.
(c)    Shares Includable. The Investors may include in the Tag-Along Transfer an aggregate amount of Shares up to the number of Shares equal to the product obtained by multiplying (i) the aggregate number of Tag-Along Shares, by (ii) a fraction, the numerator of which is the aggregate number of Shares then owned by the Investors, and the denominator of which is the total number of Shares then owned by all Stockholders. Such aggregate amount of Shares may be allocated among the Investors at their discretion. For the avoidance of doubt, the parties acknowledge and agree that the number of Shares that may be included in a Tag-Along Transfer pursuant to this Section 2.5(c) shall be calculated consistent with the manner set forth in the example set forth on Exhibit B to this Agreement.
(d)    Purchase and Sale Agreement. The Investors agree that the terms and conditions of any Tag-Along Transfer in accordance with this Section 2.5 will be memorialized in, and governed by, a written purchase and sale agreement with the Prospective Transferee as agreed by the applicable Transferring Stockholders and the Prospective Transferee (the “Purchase and Sale Agreement”), and the Investors further covenant and agree to enter into a similar Purchase and Sale Agreement as provided herein as a condition precedent to their participation in such Tag-Along Transfer. Such similar Purchase and Sale Agreement shall provide that to the extent necessary to give effect to this Section 2.5, the Prospective Transferee will accept, in lieu of any Paired Unit (as defined in the Company’s Second Amended and Restated Certificate of Incorporation) proposed to be transferred by a Thomas Stockholder, a share of Common Stock to be transferred by the Investors. In any such similar Purchase and Sale Agreement, the terms and conditions applicable to the Investors shall not be less favorable in any respect (other than with respect to any minor ministerial matters) than the terms on which the Transferring Stockholder may Transfer Capital Stock in such Tag-Along Transfer, subject to such changes which are permitted or required under this Section 2.5(d), and the Investors shall not be required to agree to any post-closing non-competition, non-solicitation, standstill or similar covenant having the effect of restricting the business or activities of the Investors or any of their respective Affiliates. In addition, in the event that any Investor is required by the Prospective Transferee to (i) give representations and warranties other than in relation to its due organization, authority and ownership of the Shares included in such Tag-Along Transfer, or (ii) be required to provide any indemnification (A) with respect to any representations, warranties, covenants or agreements made by any other Person or (B) in an amount exceeding the net proceeds received by such Investor in connection with such Tag-Along Transfer, none of which may be more onerous with respect to such Investor than the similar provisions required by the Transferring Stockholders (such provisions, “Additional Conditional Liability”), then if the Transferring Stockholders, as well as, any other Person providing indemnification to the Prospective Transferee pursuant to the Purchase and Sale Agreement offers to enter into an agreement or agreements with such Investor in form and substance reasonably satisfactory to such Investor to jointly and severally indemnify and hold harmless such Investor from any claim or other losses incurred by such Investor as a result of any Additional Conditional Liability and concurrently with executing its Purchase and Sale Agreement delivers to such Investor such agreement or agreements fully executed by Transferring Stockholders, such Investor shall have the right to participate in such Tag-Along Transfer only if such Investor agrees to be liable for the Additional Conditional Liability in its similar Purchase and Sale Agreement. In the event Transferring Stockholders or other Person providing such indemnification do so by means of an escrow or hold-back, such Transferring Stockholders or other Person shall escrow sufficient funds for the benefit of the Investors to provide such Investors with equivalent protection.
2.6    Lock-up.
(a)    Other than with respect to (i) any Transfer to an Investor Affiliate Transferee, (ii) a Transfer occurring as a result of the consummation of a Company Sale that was approved by the Board, or (iii) a Tag-Along Transfer consummated pursuant to and in accordance with Section 2.5 of this Agreement, Investor agrees that it will not Transfer, directly or indirectly, any (i) Purchased Shares or (ii) Direct Purchase Securities acquired by Investor pursuant to Section 2.10 of this Agreement, if any, for a period of 24 months following the Closing Date. After such twenty-four (24) month period has expired and until the date that is 30 months following the Closing Date, the Investors may Transfer up to 2,898,551 of the Purchased Shares and one-third (1/3) of any Direct Purchase Securities. After such thirty (30) month period has expired and until the date that is thirty-six (36) months following the Closing Date, the Investors may Transfer up to 5,797,102 of the Purchased Shares and two-thirds (2/3) of any

Direct Purchase Securities. Upon the expiration of such thirty-six (36) month period following the Closing Date, the Investors may Transfer the Purchased Shares and the Direct Purchase Securities (if any), subject to the last sentence of this Section 2.6 of this Agreement. Notwithstanding the foregoing, no Investor may Transfer the Purchased Shares or Direct Purchase Securities (if any) to any Person or Persons, in any single transaction or series of related transactions, which would, in the good faith judgment of the Company after consultation with Investor and its legal counsel and acting reasonably, either result in the Company losing status as a real estate investment trust (“REIT”) or if occurring prior to the Company becoming a REIT, would interfere with the Company’s ability to elect REIT status under Section 856 of the Code.
(b)    The provisions of this Section 2.6 shall cease to apply if the Company or a Thomas Stockholder defaults in any material respect on its obligations under (A) Section 2.2, Section 2.4, Section 2.5or Section 2.10 of this Agreement or (B) Section 2, 3, 7 or 9 of the Registration Rights Agreement, thirty (30) days after written notice to the Company (or Thomas Stockholder) of such default, unless, if such default is capable of being cured by the Company and/or Thomas Stockholder, the Company and/or Thomas Stockholder cures such default within thirty (30) days after such notice (provided if such default cannot be cured within such thirty (30) day period, such period shall be extended, but not in excess of 180 days after the date of such notice, so long as the Company and/or Thomas Stockholder is diligently pursuing a cure).
2.7    Standstill.
(a)    Each Investor agrees that, from and after the date of this Agreement to the sixth (6th) anniversary of the Closing Date other than (i) with respect to the nomination, election and removal of an Investor Designee or Investor Director or (ii) as otherwise expressly provided in this Agreement, it will not, directly or indirectly:
(i)    acquire, agree to acquire, offer or propose to acquire (x) beneficial ownership of any additional Capital Stock or Derivative Securities or (y) any material assets of the Company and its Subsidiaries;
(ii)    make, or in any way participate in, any solicitation of proxies or consents (whether or not relating to the election or removal of directors) with respect to any Capital Stock, become a participant in any election contest with respect to the Company or seek to advise or influence any person with respect to the voting of any Capital Stock or demand a copy of the stock ledger, list of holders of Capital Stock, or any other books and records of the Company;
(iii)    form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act, as amended) with respect to any Capital Stock;
(iv)    otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, the Company’s Board or policies of the Company (other than with respect to its Investor Director);
(v)    deposit any Capital Stock in any voting trust or subject any Capital Stock to any arrangement or agreement with respect to the voting of such Capital Stock;
(vi)    call or seek to have called any meeting of the holder of Capital Stock or execute any written consent with respect to the Company or the Capital Stock;
(vii)    have any negotiations or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other persons in connection with any of the foregoing, or make any investment in any other person that engages, or offers or proposes to engage, in any of the foregoing for the purpose of financing or furthering any of the foregoing;
(viii)    make any publicly disclosed proposal regarding any of the foregoing; or
(ix)    make any other proposal or statement, or disclose any intention, plan or arrangement, whether written or oral, inconsistent with the foregoing, or request that the Company amend, waive or terminate any provision of this Section 2.7(a).
(b)    Without limiting Section 2.1(a), each Investor agrees that, from and after the sixth (6th) anniversary of the Closing Date, it will not, directly or indirectly, acquire or agree to acquire beneficial ownership of any additional Capital Stock or Derivative Securities in an amount which, when taken together with all other shares of Capital Stock or Derivative Securities then beneficially owned by the Investors, would equal or exceed the aggregate percentage of the Total Voting Power held by the Thomas Stockholders on the Closing Date, except:
(i)    as may be necessary to maintain the Investor’s Pro Rata Percentage as of the Closing Date; or
(ii)    as part of the direct or indirect acquisition of shares of Capital Stock or Derivative Securities of the Company by the Investors (A) in connection with a Fundamental Transaction proposed by the Investors and approved by the Board or (B) in connection with a Fundamental Transaction proposed by a third-party provided that the Investor Director shall have first resigned from the Board prior to such acquisition and no other Investor Designee shall then be serving on the Board;
provided, that nothing in this Section 2.7(b) shall be deemed to require any Investor to sell or otherwise divest any Capital Stock or Derivative Securities not acquired in violation of this Section 2.7(b) or to restrict any Transfers of Capital Stock or Derivative Securities to any Investor Affiliate Transferee.

(c)    The provisions of Section 2.7(a) and 2.7(b) shall cease to apply if:
(i)    any representation or warranty of the Company or the Thomas Stockholders contained in any of the Transaction Documents was untrue in a material respect as of the date made or deemed made and the Investors have notified the Company and the Thomas Stockholders of such material breach in writing;
(ii)    the Company or a Thomas Stockholder defaults in any material respect on its obligations under (A) Section 2.2, Section 2.4, Section 2.5 or Section 2.10 of this Agreement or (B) Sections 2, 3, 7 and 9 of the Registration Rights Agreement, thirty (30) days after written notice to the Company (or Thomas Stockholder) of such default, unless, if such default is capable of being cured by the Company and/or Thomas Stockholder, the Company and/or Thomas Stockholder cures such default within thirty (30) days after such notice (provided if such default cannot be cured within such thirty (30) day period, such period shall be extended, but not in excess of 180 days after the date of such notice, so long as the Company and/or Thomas Stockholder is diligently pursuing a cure);
(iii)    on the first date when interests in real property, at their approximate fair market values during the period in question, have comprised less than 50% of the Company’s total assets on a consolidated basis for a period of eighteen (18) months ending on such date; or
(iv)    on the first date the Company is required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.
(d)    Nothing in this Section 2.7 shall be deemed to limit or affect in any manner the Investor Designee acting as a member of the Board.
2.8    Restriction on Company’s Issuance of Common Stock. From and after the Closing Date until the second (2nd) anniversary of the Closing Date, the Company shall not (i) issue or sell any shares of Common Stock pursuant to its ATM Program at a price below $5.75 per share or (ii) issue or sell more than an aggregate of 175,000 shares of Common Stock pursuant to the ATM Program in any fiscal quarter (including shares of Common Stock issued or sold in the fiscal quarter which includes the Closing Date). Any shares not sold by the Company in any fiscal quarter shall be added to the aggregate number of shares eligible for sale in subsequent fiscal quarters. From and after the second (2nd) anniversary of the Closing Date until the fourth (4th) anniversary of the Closing Date, the Company will use commercially reasonable efforts to provide Investor with at least five (5) Business Days notice prior to effecting any issuance or sales through the ATM Program.
2.9    Conditions to Future Company Sale. Notwithstanding any other provisions hereof, the Company shall not effect, and no Thomas Stockholder shall be required under this Agreement to vote in favor of, any Company Sale, unless the acquiring or successor entity expressly agrees in writing, as a condition to the consummation of such Company Sale, to the following:
(a)    The acquiring or successor entity shall comply with the Partnership Agreements and Contribution Agreements; and
(b)    The acquiring or successor entity and its Affiliates and the Company and its Affiliates (individually or collectively the “Transferor”) shall not, directly or indirectly, sell or otherwise transfer, or agree to sell or otherwise transfer, either (i) that certain office building project commonly known as One Commerce Square at 2005 Market Street, Philadelphia, PA 19103, or (ii) that certain office building project commonly known as Two Commerce Square at 2001 Market Street, Philadelphia, PA 19103 (individually or collectively the “Property”), or any Partnership Interest held by the Company or its Affiliates unless:
(i)    such sale or transfer of the Property either (a) is done in such a manner that avoids triggering any obligation of the Company or its Affiliates to indemnify any Thomas Stockholder against any tax liability or obligations under the Tax Protection Agreement, or (b) occurs after October 31, 2021, and
(ii)    if such sale or transfer is of all or a portion of a Partnership Interest and if such sale or transfer occurs prior to October 31, 2021, then the transaction shall be structured in the manner contemplated in Section 8.8 of the Partnership Agreements).
For purposes of this Section 2.9(b), the determination of whether a particular sale or transfer is allowable under this Section 2.9(b) shall be made by James A. Thomas, subject to review by the Transferor. Should there be a disagreement between James A. Thomas and the Transferor with respect to whether a particular sale or transfer is allowable under this Section 2.9(b), such sale or transfer shall be disallowed; however such sale or transfer will be allowed under this Section 2.9(b) if the Transferor shall have delivered a third-party written opinion to James A. Thomas that such transaction “should” qualify as an allowable transaction under either subsection (i) or (ii) of this Section 2.9(b) from a qualified national accounting firm or a legal opinion from a reputable law firm that such sale or transfer is allowable under this Section 2.9(b).
2.10    Investor’s Right to Maintain Pro Rata Percentage
(a)    If after the Closing Date the Company proposes to issue New Securities, other than Excluded Issuances under Section 2.10(b), (a “Preemptive Issuance”), each Investor shall have the right to purchase, or to designate to one or more Investor Affiliate Transferee to purchase, for cash such Investor’s Pro Rata Percentage, or any part thereof, of the aggregate amount of such New Securities sold in such Preemptive Issuance at the same price and on the same terms on which such New Securities are sold in such Preemptive Issuance to the other ultimate investors (the “Preemptive Purchase Price”), as further described in this Section 2.10; provided, that the Investors shall not be required to pay any underwriting fee or discount or similar fee to be paid to any broker or finder (the “Underwriter Fees”) with respect to any such

Preemptive Issuance, and the Investors shall have the right to acquire the New Securities at the Preemptive Purchase Price reduced by the Underwriter Fees, subject to the Company’s right to structure the issuance of the New Securities to the Investors in any such transaction in which Underwriter Fees are payable in a separate private placement or other transaction concurrently with or following such transaction in which Underwriter Fees are paid.
(b)    The Investors’ rights under this Section 2.10 shall not be applicable to any of the following issuances (collectively, the “Excluded Issuances”): (i) the issuance or sale of Common Stock or Derivative Securities to employees, directors, consultants and other service providers under the Plans (as defined in the Purchase Agreement) or such other plans or agreements approved by the Board (including any shares of Common Stock issuable upon exercise of any options or other securities redeemable for Common Stock outstanding as of the execution and delivery of this Agreement), (ii) the issuance of Common Stock pursuant to the conversion or exercise of Derivative Securities outstanding as of the date hereof or issued after the date hereof in the manner described in clause (i) above, (iii) the issuance of Common Stock in connection with a bona fide business acquisition or joint venture of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise approved by the Board, (v) the issuance of Common Stock in connection with any stock split, stock dividend, recapitalization or similar event, (vi) the issuance of Common Stock in exchange for redemption of OP Units or incentive units of the Operating Partnership, (vii) the issuance of Common Stock in the ATM Program on the terms set forth in Section 2.8 of this Agreement, or (viii) the issuance of Common Stock to lease companies, real estate lessors, banks or financial institutions in connection with commercial credit arrangements, equipment financings, leases or similar transactions, provided, other than in respect of clause (vii), such issuances are for other than primarily equity financing purposes, in each case as has been approved by the Board.
(c)    No less than ten (10) Business Days prior to any Preemptive Issuance, the Company shall notify each Investor of the Company’s intention to make such issuance by written dated notice setting forth: (i) the proposed date of the closing of the Preemptive Issuance, (ii) the number, type and material terms of the New Securities to be sold in such Preemptive Issuance, (iii) the calculation of each Investor’s estimated Pro Rata Percentage of the New Securities to be sold in the Preemptive Issuance, (iv) the closing price or in the absence of a closing price, the closing bid price, of the Common Stock on the prior trading day on the Principal Market (as defined in the Purchase Agreement) and other information relevant to the anticipated pricing of any Preemptive Issuance as any Investor may reasonably request, and (v) the capitalization of the Company on an actual and pro forma basis after giving effect to the issuance of New Securities (the “Preemptive Issuance Notice”).
(d)    At least five (5) Business Days prior to the proposed date of the closing of the Preemptive Issuance as set forth in the Preemptive Issuance Notice, each Investor shall notify the Company by written dated notice, stating the number of New Securities to be purchased by such Investor in the Preemptive Issuance, which shall not exceed such Investor’s Pro Rata Percentage of such New Securities (such securities, the “Direct Purchase Securities,” and the notice, the “Investor Participation Notice”); which Investor Participation Notice and such

Investor’s participation may be expressly conditioned on the price at which the Preemptive Issuance may be offered. Notwithstanding Section 2.10(a) or the foregoing, the aggregate amount of Direct Purchase Securities to be purchased by the Investors included in the Investor Participation Notice may be allocated among the Investors at their discretion. If any Investor fails to deliver the Investor Participation Notice at least five (5) Business Days prior to the proposed date of the closing of the Preemptive Issuance as set forth in the Preemptive Issuance Notice, such Investor shall be deemed to have elected not to acquire any Direct Purchase Securities or to satisfy any portion of its Pro Rata Percentage with respect to such Preemptive Issuance; provided, however, that if the actual closing of such Preemptive Issuance does not occur within thirty (30) days following the proposed date of the closing set forth in, and on the terms and conditions in all material respects as set forth in, the Preemptive Issuance Notice, the Company shall be obligated to deliver a revised Preemptive Issuance Notice and such Investor shall have five (5) Business Days following the date of receipt of the revised Preemptive Issuance Notice to provide a new Investor Participation Notice, which revised Preemptive Issuance Notice and Investor Participation Notice shall supersede and replace any prior delivered Preemptive Issuance Notice and Investor Participation Notice, respectively, and shall otherwise be subject to the terms and processes set forth in this Section 2.10.
(e)    If the Company issues and sells the New Securities in a Preemptive Issuance that was subject to a Preemptive Issuance Notice, then such Investor shall be obligated to purchase the number of Direct Purchase Securities, if any, that are identified in the applicable Investor Participation Notice delivered to the Company pursuant to Section 2.10(d) for the per share or security Preemptive Purchase Price, subject to the right of an Investor to condition its offer on price as described above. The closing of the Direct Purchase Securities, if any, shall take place contemporaneously with such Preemptive Issuance, subject to the provisions of this Section 2.10.
(f)    Subject to Section 2.10(h), the purchase and sale of any New Securities pursuant to this Section 2.10 shall take place at the offices of the Company set forth in this Agreement at 10:00 a.m., Los Angeles, California time, on the later of the: (A) closing date specified in Section 2.10(e) or (B) the third (3rd) Business Day following the expiration or early termination of all waiting periods imposed on such purchase and sale by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or any similar required non-U.S. regulatory scheme, or at such other time and place as the Company and such Investor may agree. The Company and the Investors shall use commercially reasonable efforts to comply with the HSR Act or similar required non-U.S. regulatory scheme applicable to such purchase and sale of New Securities under this Section 2.10. The issuance of such New Securities shall be subject to compliance with the HSR Act or similar required non-U.S. regulatory scheme applicable to such purchase and sale of New Securities under this Section 2.10.
(g)    Subject to Section 2.10(h), the Company and the Investors shall use commercially reasonable efforts to comply with all federal and state laws and regulations and NASDAQ or other stock exchange listing requirements applicable to any purchase and sale of New Securities under this Section 2.10. The issuance of such New Securities shall be subject to compliance with applicable laws and regulations and requirements of NASDAQ or any other applicable stock exchange.
(h)    Except as otherwise specifically provided herein, upon receipt of the applicable Investor Participation Notice by the Company, the Investors and the Company each shall be obligated, subject to the other terms and conditions of this Agreement and the concurrent consummation of the entire Preemptive Issuance as set forth in the Preemptive Issuance Notice, to consummate the purchase and sale of Direct Purchase Securities contemplated by this Section 2.10, if any, and shall use commercially reasonable efforts to secure any approvals required in connection therewith; provided that, notwithstanding anything to the contrary set forth in this Agreement, nothing in this Section 2.10 or elsewhere in this Agreement shall be deemed to require an Investor or the Company or any Subsidiary thereof to litigate with any governmental entity or agree to any divesture by itself or any of its Affiliates of shares of capital stock or of any business, assets or property, or the imposition of any limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock.
(i)    Notwithstanding anything in this Section 2.10 to the contrary, if a purchase of New Securities that is the subject of a Preemptive Issuance by an Investor is not able to be consummated at the same time as the purchase and sale to other purchasers of such New Securities as a result of a legal or regulatory delay, such as a delay related to compliance with the HSR Act or any similar required non-U.S. regulatory scheme or to compliance with applicable laws and regulations and requirements of NASDAQ or any other applicable stock exchange, the Company shall be entitled to issue New Securities to third parties in advance of the issuance of New Securities to any Investor; provided, that nothing in this Section 2.10(i) shall modify or alter each Investor’s rights to purchase its Pro Rata Percentage of such New Securities identified in any applicable Investor Participation Notice in accordance with this Section 2.10.
(j)    Direct Purchase Securities acquired by Investor pursuant to this Section 2.10 shall be considered “New Securities” under the Registration Rights Agreement and entitled to the benefits thereof under the Registration Rights Agreement, subject to the terms and conditions thereof. Each Investor shall have the right to designate one or more Investor Affiliate Transferees to acquire any or all New Securities that such Investor has the right to acquire hereunder, not to exceed such Investor’s Pro Rata Percentage of such New Securities and subject to the terms and conditions of this Section 2.10; provided, that any such designee shall as a condition to such purchase execute a counterpart to this Agreement and become an “Investor” hereunder.
(k)    In the event that the New Securities are offered and sold by the Company in a public offering, the Investors shall, to the extent permitted by applicable law and any managing underwriter or underwriters of such public offering and subject to the ability to structure such offering without the payment by the Investors of Underwriting Fees, purchase any Direct Purchase Securities in such public offering by subscription or allocation by the underwriters or selling agents in such offering or offerings. Notwithstanding the foregoing, with respect to any Direct Purchase Securities to be purchased by Investor under this Section 2.10 in a public offering, at the Company’s election, each Investor agrees to structure such purchase as a private placement concurrently or following such public offering so as to avoid materially delaying or jeopardizing the success of such public offering by the Company or as is otherwise necessary under applicable law, due to the Preemptive Purchase Price excluding Underwriting Fees or otherwise.
(l)    The provisions of this Section 2.10 shall terminate on the earlier to occur of (A) the Minimum Voting Power Event and (B) the sixth (6th) anniversary of the Closing Date.
2.11    Exchange Act Reports. Until the earlier to occur of (i) the Minimum Voting Power Event and (ii) the date the Company is no longer subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company agrees that it shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed with the SEC by the Company pursuant to the Exchange Act.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THOMAS STOCKHOLDER

As of (i) the date hereof and as of the Closing Date, with respect to each Initial Thomas Stockholder, and (ii) the date any Covered Transferee shall acquire Thomas Stockholder Shares, each Thomas Stockholder hereby represents and warrants to the Company and the Investors, severally and not jointly, that:
(a)    In the case of the Initial Thomas Stockholders, such Thomas Stockholder is the owner of the number and type of issued and outstanding shares of Capital Stock set forth opposite its name on Exhibit A attached hereto, with full power to vote or direct the voting of the shares of Capital Stock set forth on Exhibit A.
(b)    In the case of the Initial Thomas Stockholders, such Thomas Stockholder holds all of the shares of Capital Stock set forth opposite its name on Exhibit A free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances other than as provided in this Agreement or described thereon.
(c)    In the case of the Initial Thomas Stockholders, such Thomas Stockholder does not own beneficially or of record any shares on other than those set forth on Exhibit A attached hereto or that may be issued in exchange for equity interests described on Exhibit A except that would be considered immaterial in amount.
(d)    Such Thomas Stockholder has the legal capacity and full power and authority to make, enter into, deliver and carry out the terms of this Agreement.
(e)    This Agreement constitutes a valid and binding obligation of such Thomas Stockholder, and the applicable provisions of this Agreement are enforceable against such

Thomas Stockholder in accordance with such terms, subject to applicable bankruptcy, insolvency and general equitable principle exceptions.
(f)    Except as set forth in Schedule 3.1(c) of the Company Disclosure Schedule, the execution and delivery by such Thomas Stockholder of this Agreement, and performance by such Thomas Stockholder of this Agreement, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under, the constitutional documents of such Thomas Stockholder (if an entity), any statute, rule or regulation to which the Thomas Stockholder is subject, or any agreement, proxy or other instrument to which such Thomas Stockholder is a party or by which such Thomas Stockholder or such Thomas Stockholder’s Shares set forth on Exhibit A are bound.
(g)    No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other Person on the part of such Thomas Stockholder is required in connection with the valid execution and delivery of this Agreement or such Thomas Stockholder’s performance of his, her or its obligations hereunder.
(h)    Such Thomas Stockholder has not deposited and has not permitted any Person under such Thomas Stockholder’s Control to deposit any Shares held by such Thomas Stockholder or such Controlled Person in a voting trust or subject any Shares held by such Thomas Stockholder or such Controlled Person to any arrangement or agreement with respect to the voting of such Shares, except for any of the foregoing that would not conflict with the terms of this Agreement.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As of the date hereof and as of the Closing Date, the Company hereby represents and warrants to each Investor and each Thomas Stockholder that:
(a)    The Company has the legal capacity and full power and authority to make, enter into, deliver and carry out the terms of this Agreement applicable to the Company.
(b)    This Agreement constitutes a valid and binding obligation of the Company, and the applicable provisions of this Agreement are enforceable against the Company in accordance with such terms, subject to applicable bankruptcy, insolvency and general equitable principle exceptions.
(c)    The execution and delivery by the Company of this Agreement, and performance by the Company of this Agreement, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under, the constitutional documents of the Company, any statute, rule or regulation to which the

Company is subject, or any agreement, proxy or other instrument to which the Company is a party or by which the Company is bound.
(d)    No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other Person on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the performance of its obligations hereunder.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

As of (i) the date hereof and as of the Closing Date, with respect to the Initial Investors, and (ii) other than with respect to clause (e) below, the date any Investor Affiliate Transferee shall acquire Purchased Shares or Direct Purchase Securities, each Investor hereby represents and warrants to the Company and each Thomas Stockholder, severally and not jointly, that:
(a)    Such Investor has the legal capacity and full power and authority to make, enter into, deliver and carry out the terms of this Agreement.
(b)    This Agreement constitutes a valid and binding obligation of such Investor, and the applicable provisions of this Agreement are enforceable against such Investor in accordance with such terms, subject to applicable bankruptcy, insolvency and general equitable principle exceptions.
(c)    The execution and delivery by such Investor of this Agreement, and performance by such Investor of this Agreement, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under, the constitutional documents of such Investor (if an entity), any statute, rule or regulation to which such Investor is subject, or any agreement, proxy or other instrument to which such Investor is a party or by which such Investor is bound.
(d)    No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other person on the part of such Investor is required in connection with the valid execution and delivery of this Agreement or the performance of its obligations hereunder.
(e)    As of the date of this Agreement and at the Closing Date, Affiliates of the Initial Investors beneficially own, in the aggregate, 1,757,224 shares of Common Stock, and no other shares of Capital Stock, and no Initial Investor or any Affiliate of the Initial Investors beneficially own any other shares of Capital Stock.

ARTICLE 6
GENERAL PROVISIONS
6.1    Amendment. Subject to applicable law, this Agreement may be amended or supplemented by the parties hereto at any time by execution of an instrument in writing signed by Investors holding a majority in interest of the Investors’ Shares, the Company, and (A) Thomas, so long as he is alive, or (B) if Thomas is no longer alive, the Thomas Stockholders that beneficially own at least 66-2/3% of the Thomas Stockholder Shares then outstanding; provided, however, that any amendment of this Agreement that affects the rights and obligations of only the Investors and the Thomas Stockholders need not be signed by the Company.
6.2    Notices. All notices, deliveries and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, by facsimile, or by globally recognized express delivery service to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice, delivery or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of facsimile, on the day that the party giving notice receives electronic confirmation (provided, however, that if the facsimile is made on a day other than a Business Day or is made after 5:00 p.m. Eastern Time on any day, then delivery and receipt shall be deemed instead to be on the following Business Day); provided a copy of such notice is also sent in the manner described in clause (c),, and (c) in the case of a globally recognized express delivery service, on the Business Day that delivery to the addressee is confirmed pursuant to the service’s systems:
(a)    if to the Company, to:
Thomas Properties Group, Inc.
515 South Flower Street, 6th Floor
Los Angles, California 90071
Attention: James A. Thomas and Paul S. Rutter
Facsimile No.: (213) 633-4760
Telephone No.: (213) 613-1900
with a copy (which shall not constitute notice) to:
Jones Day
555 South Flower Street, Fiftieth Floor
Los Angeles, California 90071
Attention: W. Stuart Ogg
Facsimile No.: (213) 243-2539
Telephone No.: (213) 489-3939
(b)    if to a Thomas Stockholder or an Investor, at the address set forth on their respective signature pages hereof.

with a copy (which shall not constitute notice) to:
with respect to an Investor,
Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004
Attention: Lee Parks and John Sorkin
Facsimile No.: (212) 859-4000
Telephone No.: (212) 859-8000

and, with respect to a Thomas Stockholder,

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Attention: Brian J. McCarthy and Jonathan L. Friedman
Facsimile No.: (213) 687-5000
Telephone No.: (213) 687-5600

6.3    Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party..
6.4    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
6.5    Entire Agreement. This Agreement, the Purchase Agreement, the Registration Rights Agreement and the documents, instruments and other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, including all exhibits and schedules hereto and thereto, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof.
6.6    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their heirs, successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Investors holding a majority in interest of the Investors’ Shares and (A) Thomas, so long as he is alive, or (B) if Thomas is no longer alive, the Thomas Stockholders that beneficially own at least

66-2/3%of the Thomas Stockholder Shares then outstanding. This Agreement, and any and all rights and obligations hereunder, shall not be assigned, transferred or delegated by the Investors without the prior written consent of the Company and (A) Thomas, so long as he is alive, or (B) if Thomas is no longer alive, the Thomas Stockholders that beneficially own at least 66-2/3% of the Thomas Stockholder Shares then outstanding; provided, however this Agreement may be assigned to any Investor Affiliate Transferee without the prior written consent of the Company or Thomas or the Thomas Stockholders, provided (x) that such assignment shall not relieve any Initial Investor of its obligations hereunder, (y) that such Investor gives the Company and the Thomas Stockholders at least 5 days prior written notice of such proposed assignment, which notice shall identify the proposed transferee and provide such other information about such Person as the Company and the Thomas Stockholders shall reasonably request to confirm such Person is an Investor Affiliate Transferee and (z) no such assignment shall be effective unless, as a condition of such assignment, such Investor Affiliate Transferee agrees in writing to be bound by this Agreement as an Investor. This Agreement, and any and all rights and obligations hereunder, shall not be assigned, transferred or delegated by a Thomas Stockholder without the prior written consent of the Company and Investors holding a majority in interest of the Investors’ Shares; provided, however this Agreement may be assigned to any Covered Transferee without the prior written consent of the Company or Investors holding a majority in interest of the Investors’ Shares, provided (x) that such assignment shall not relieve any Thomas Stockholder of its obligations hereunder, (y) that such Thomas Stockholder gives the Company and the Investors at least 5 days prior written notice of such proposed assignment, which notice shall identify the proposed transferee and provide such other information about such Person as the Company and the Investors shall reasonably request to confirm such Person is a Covered Transferee and (z) no such assignment shall be effective unless, as a condition of such assignment, such Covered Transferee agrees in writing to be bound by this Agreement as a Thomas Stockholder.
6.7    Legends. To the extent any Purchased Shares are no longer subject to the lock-up provisions in Section 2.6, promptly upon the written request of an Investor, the Company will remove or cause the Transfer Agent to remove the second and third paragraphs of the legends set forth in Section 4.1(c) of the Purchase Agreement from any certificates evidencing such Purchased Shares and/or deliver written notice to the Transfer Agent instructing the Transfer Agent to remove such legends on the book-entry account evidencing such Purchased Shares.
6.8    Severability. If any term or provision of this Agreement or the application of any such term or provision to any Person or circumstance is held by final judgment of a court of competent jurisdiction or arbiter to be invalid, illegal or unenforceable in any situation in any jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. If the final judgment of such court or arbitrator declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to, as applicable, (a) reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or (b) replace any invalid, illegal or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid, illegal or unenforceable term or provision.

6.9    Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right; provided, however, that any waiver of any such rights or actions hereunder by a party that continues at least twelve months after written notice from another party expressly requesting permanent waiver with respect thereto, shall not thereafter be asserted by the party so waiving or failing to exercise such rights hereunder unless such party objects to such permanent waiver by written notice. Except as otherwise provided herein all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
6.10    Applicable Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern pursuant to applicable principles of conflicts of law thereof.
Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue in any state court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby and agrees that process may be served upon such party in any manner authorized by the laws of the State of Delaware or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process. Each party hereto waives and covenants not to assert or plead any objection that such party might otherwise have to such jurisdiction, venue and process.
EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF A PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.
6.11    Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms. Therefore, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled under this Agreement, at law or in equity.
6.12    Adjustment. All references to numbers of shares or prices of stock set forth herein shall be automatically adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof.
6.13    Term; Termination. This Agreement shall be effective as of the date hereof and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of a Company Sale that is approved by the requisite stockholders of the Company, (b) the written agreement of Investors holding a majority in interest of the Investors’ Shares, the Company and (i) Thomas, so long as he is alive, or (ii) if Thomas is no longer alive, the Thomas Stockholders that beneficially own at least 66-2/3% of the Thomas Stockholder

Shares then outstanding, (c) the ninth (9th) anniversary of the Closing Date, and (d) the termination of the Purchase Agreement in accordance with its terms prior to the Closing Date.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Stockholders’ Agreement to be duly executed on the date and year first above written.

THOMAS PROPERTIES GROUP, INC.

By:	/s/ James A. Thomas
Name: James A. Thomas
Title: President/CEO & Chairman

IN WITNESS WHEREOF, the parties have caused this Stockholders’ Agreement to be duly executed on the date and year first above written.

THOMAS STOCKHOLDERS

/s/ James A. Thomas
James A. Thomas

Address:
515 South Flower Street, 6th Floor
Los Angles, California 90071
Facsimile No.: (213) 633-4760
Telephone No.: (213) 613-1900

MAGUIRE THOMAS PARTNERS -
PHILADELPHIA, LTD.

By: THOMAS PARTNERS, INC., General
Partner

/s/ James A. Thomas
By: James A. Thomas
Title: President

Address:
515 South Flower Street, 6th Floor
Los Angles, California 90071
Facsimile No.: (213) 633-4760
Telephone No.: (213) 613-1900

THOMAS INVESTMENT PARTNERS,
LTD.

By: THOMAS PARTNERS, INC., General
Partner

/s/ James A. Thomas
By: James A. Thomas
Title: President

Address:
515 South Flower Street, 6th Floor
Los Angles, California 90071
Facsimile No.: (213) 633-4760
Telephone No.: (213) 613-1900

MAGUIRE THOMAS PARTNERS -
COMMERCE SQUARE II, LTD.

By: TDP-PHASE II, INC., General Partner

/s/ James A. Thomas
By: James A. Thomas
Title: President

Address:
515 South Flower Street, 6th Floor
Los Angles, California 90071
Facsimile No.: (213) 633-4760
Telephone No.: (213) 613-1900

THOMAS PARTNERS, INC.

/s/ James A. Thomas
By: James A. Thomas
Title: President

Address:
515 South Flower Street, 6th Floor
Los Angles, California 90071
Facsimile No.: (213) 633-4760
Telephone No.: (213) 613-1900

THOMAS-PASTRON FAMILY
PARTNERSHIP, L.P.

By: THOMAS PARTNERS, INC., General
Partner

/s/ James A. Thomas
By: James A. Thomas
Title: President

Address:
515 South Flower Street, 6th Floor
Los Angles, California 90071
Facsimile No.: (213) 633-4760
Telephone No.: (213) 613-1900

THE LUMBEE CLAN TRUST

/s/ James A. Thomas
By: James A. Thomas
Title: Trustee

Address:
515 South Flower Street, 6th Floor
Los Angles, California 90071
Facsimile No.: (213) 633-4760
Telephone No.: (213) 613-1900

THOMAS MASTER INVESTMENTS,
LLC

/s/ James A. Thomas
By: James A. Thomas
Title: Manager

Address:
515 South Flower Street, 6th Floor
Los Angles, California 90071
Facsimile No.: (213) 633-4760
Telephone No.: (213) 613-1900

IN WITNESS WHEREOF, the parties have caused this Stockholders’ Agreement to be duly executed on the date and year first above written.

INITIAL INVESTORS

MIRELF IV TPGI, LLC
By:	MIRELF IV US Investments AIV LP,
its managing member

By:	Madison International Holdings IV,
LLC, its general partner

By:	/s/ Ronald Dickerman
Name: Ronald Dickerman
Title: Managing Member

Address:	Madison International Realty
Attention: Ronald Dickerman,
Brad Carroll and Carey Flaherty
410 Park Avenue, 10th Floor
New York, New York 10022
Phone : (212) 688-8777
Fax : (212) 688-8774

MIRELF IV TPGI II, LLC
By:	MIRELF IV US Investments II AIV
LP, its managing member

By:	Madison International Holdings IV,
LLC, its general partner

By:	/s/ Ronald Dickerman
Name: Ronald Dickerman
Title: Managing Member

Address:	Madison International Realty
Attention: Ronald Dickerman,
Brad Carroll and Carey Flaherty
410 Park Avenue, 10th Floor
New York, New York 10022
Phone : (212) 688-8777
Fax : (212) 688-8774

EXHIBIT A
Capital Stock Owned by Thomas Stockholders

Name	Common Stock	Limited Voting Stock	OP Units (Paired with Limited Voting Stock)	Restricted Common Stock (Unvested)
James A. Thomas	200,100	-	-	108,407
Maguire Thomas Partners - Philadelphia, Ltd.	-	3,514,557	3,514,557	-
Thomas Investment Partners, Ltd.	2,649,100	3,204,761	3,204,761	-
Maguire Thomas Partners - Commerce Square II, Ltd.	-	2,308,452	2,308,452	-
Thomas Partners, Inc.	-	136,866	136,866	-
Thomas-Pastron Family Partnership, L.P.	-	666,382	666,382	-
The Lumbee Clan Trust	387,070	1,852,818	1,852,818	-
Thomas Master Investments, LLC	-	629,495	629,495	-
Total:	3,236,270	12,313,331	12,313,331	108,407

EXHIBIT B
Illustration of the Calculation of Shares to be Included in a Tag-Along-Transfer Pursuant to Section 2.5(c)

To Illustrate Section 2.5(c), assume that:

•	the Thomas Stockholders own, collectively, 16,000,000 shares of Common Stock and OP Units;

•	the Thomas Stockholders have not previously Transferred any shares under the exemption pursuant to clause (iv) of the definition of “Tag-Along Transfer”;

•	the Thomas Stockholders decide to sell to a private third party 6,000,000 shares of Common Stock and/or OP Units (Tag-Along-Transfer)

•	at the time of such Tag-Along Transfer, Investor still owns 8,000,000 Purchased Shares;
then,

▪	Investor would have a Tag-Along Right computed as follows:

▪	16,000,000 plus 8,000,000 equals 24,000,000 (which is total shares then held by both the Thomas Stockholders and Investor).

▪
6,000,000 (Thomas Stockholder Shares to be sold in Tag-Along Transfer) less 4,000,000 (exemption pursuant to clause (iv) of the definition of “Tag-Along Transfer”) equals 2,000,000 Thomas Stockholder Shares to which Tag Along Right applies.

▪	2,000,000 Thomas Stockholder Shares times a fraction: (x) numerator of which is 8,000,000 (Purchased Shares), and (y) denominator is 24,000,000 (Thomas Stockholder Shares plus Purchased Shares),
Or, in a formula:

2,000,000 x 33.33% = 666,666 Purchased Shares that Investor would have the right to include in the Tag-Along Transfer.